March 2019 :: 10th Annual Stephens West Coast 1:1 Conference

Disclaimer IMPORTANT: You must read the following information before continuing to the rest of the presentation. This presentation has been prepared by CURO Group Holdings Corp. and is being provided to you for informational purposes only. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the significant and multiple growth opportunities and sustainable competitive advantages for our business, our belief that market trends favor our business, our expectations for charge-off rates in Canada, our expectations regarding margins in Ontario, our belief that our fourth quarter results in Canada provide excellent momentum heading into 2019, our 2019 full year guidance and cash flow outlook and our expectations regarding the impact of recently-adopted accounting standards. In addition, words such as “as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including our ability to execute on our business strategy, our ability to capitalize on favorable market trends and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward- looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our level of indebtedness; errors in our internal forecasts; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure or third parties who provide products, services or support to us; any failure of third-party-lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors in our stores as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason. Non-GAAP Financial Measures In addition to the financial information prepared in conformity with U.S. GAAP, we provide in this presentation certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income minus certain non-cash and other adjusting items); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); and Adjusted Return on Average Assets. Such measures are intended as a supplemental measure of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company presents Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets because it believes that, when viewed with the Company’s GAAP results and the accompanying reconciliation, such measures provide useful information for comparing the Company’s performance over various reporting periods as they remove from the Company’s operating results the impact of items that the Company believes do not reflect its core operating performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets are not substitutes for net earnings, cash flows provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets. Although the Company believes that Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets can make an evaluation of its operating performance more consistent because they remove items that do not reflect its core operations, other companies in the Company’s industry may define Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets differently than the Company does. As a result, it may be difficult to use Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets to compare the performance of those companies to the Company’s performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets should not be considered as measures of the income generated by the Company’s business or discretionary cash available to it to invest in the growth of its business. The Company’s management compensates for these limitations by reference to its GAAP results and using Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets as supplemental measures. Reconciliations of non-GAAP metrics utilized in this presentation to their closest GAAP measures can be found in slides 25 – 31. The presentation is confidential and may not be reproduced, redistributed, published or passed on to any other person, directly or indirectly, in whole or in part, for any purpose. This document may not be removed from the premises, and by accepting this document and attending the presentation, you agree to be bound by the foregoing limitations. If this document has been received in error it must be returned immediately to us. 2

CURO At a Glance Business Overview Large Geographic Footprint . Founded in 1997, CURO is a tech-enabled, multi-channel Store and multi-product consumer finance company serving a Online wide range of underbanked consumers in the U.S. and Both Canada, and a market leader in the industry based on British No Presence Alberta* Manitoba revenues Columbia* – Strong position in each of its markets New Brunswick Saskatchewan* – Rapidly gaining market share in large fragmented Ontario* WA* markets ND Nova Scotia* . Dominant storefront presence with 413 total locations OR ID WI RI – United States: 213 stores in 14 states WY OH – Canada: 200 stores in 7 provinces and territories NV* IL* UT VA . Large online lending presence CA* CO KS* MO* TN* OK SC – United States: 27 states AZ* NM AL* – Canada: Alberta, Nova Scotia, Ontario, MS* Saskatchewan and British Columbia AK TX* LA* HI Strong Brands Product and Channel Distribution (% of 12/31/18 QTD Revenue) Ancillary Single-Pay 5.3% (Non-US) 7.5% Online Single-Pay (US) 52% 9.6% Unsecured 48% Installment Stores Open-End 52.1% 15.7% Secured Installment 9.8% 3

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages 4

Leading Large Scale Lender(1) To Underbanked Consumers With Track Record Of Profitability Across Credit Cycles 1997 – 2007 2008 – 2013 2014 – Present Focused branch development in Channel, product and Broad product diversification U.S. geographic diversification and brand development; omni- channel . Company founded with first . Began offering installment . Installment loan and open-end location in Riverside, loans credit product expansion California . Launched analytical brand . Launched online lending . Mobile optimized sites and marketing platforms apps . Expanded into additional . International expansion to . Refined best-in-class omni- states Canada channel platform Bespoke IT platform Raised over $2 billion of debt $17.1 billion of total credit development financing since 2008 extended since 2010 7 (1) Leading large-scale lender in terms of revenue.

Omni-Channel Platform Supports “Call, Click or Come-In” Source customers from a broad base with high retention rates Storefront Digital / Mobile Category-killer stores promote brand awareness Synergistic lead funnel for storefront channel Distinctive and recognizable branding Enhances customer experience Convenient locations typically open 7 days per week Over 80% of web visitors are on mobile (1) Higher approval rates with better credit performance Site to store: over 241,000 loans in 2018 (2) (1) Based on Q4 2018. 6 (2) New and reactivated customers

Comprehensive Product Offerings And Diversified Revenue(1) Unsecured Secured Open-End Single-Pay Installment Installment (Line of Credit) Online: KS,TN,ID,UT, Online & in-store: Online and in-store: Online & in-store: VA, DE, RI and Canada Channel 14 U.S. states, Canada 12 U.S. states, Canada 7 U.S. states In-store: KS,TN and and the U.K. and the U.K. Canada Average Loan (3) (3) Size $633 $1,405 $814 $316 Revolving / Up to 60 months Up to 42 months Up to 62 days Duration Open-ended Average monthly Average monthly Daily interest rates ranging Fees ranging from $13 15.7% 11.6% Pricing interest rate(4) interest rate(4) from 0.13% to 0.99% to $25 per $100 borrowed Loans $292 million(3) $96 million(3) $207 million $82 million Receivable Q4 2018 QTD Consolidated Revenue Increasing Installment & Open-end Focus (% of revenue) (% of revenue) Installment & open-end 74% 77.7% 58% $301 Ancillary million 5.3% 19% Non-U.S. Single-pay 7.5% U.S. 2010 2016 2018 Single-pay (1) As of 12/31/18 includes U.K. 9.6% (2) Online only in the U.K. 7 (3) Includes CSO loans. (4) Weighted average of the contractual interest rates for the portfolio as of 12/31/18. Excludes CSO.

Large Addressable Market Is Underserved

Large Total Addressable Market

- Combined estimated 125 million potential underbanked borrowers (1)
- 44% of American adults could not cover an emergency expense of $400 (2)
- 12% of credit-active Canadian adults are considered sub-prime, in the 300-639 FICO score range (3)

Favorable Customer Trends

- 63% of respondents in a recent study do the majority of banking online and 43% conduct transactions using a mobile banking app (4)
- Growing preference towards installment loan products
  - Growth in funded online installment loans has increased nearly 500% since 2013 vs. online single-pay loans which have increased less than 100% (5)

Providers of credit to U.S. population by FICO band(6)


20.7%
19.0%
17.1%
13.2%
10.0%
8.5%
6.8%
4.7%
> 800
750–799
700–749
650–699
600–649
550–599
500–549
< 500
Banks
Specialized consumer lenders
Credit unions
Marketplace lenders
Credit cards
Broker dealers
Marketplace lenders
Specialized consumer lenders
Non-prime Credit cards

As many as 121 million Americans are underserved by traditional finance companies

(1) In the U.S. (CSFI report, "2017 Financially Underserved Market Size Study") and Canada (internal / TransUnion)
(2) May 2018 Federal Reserve System Board of Governors Report on the Economic Well-Being of U.S. Households in 2017
(3) TransUnion Industry Insights Summary, 4th Quarter 2018
(4) 2017 TSYS U.S. Consumer Payments Study
(5) Clarity Services Inc. 2018 Alternative Financial Services Lending Trends; 2013 indexed at 100 for comparative growth illustration; funded loan volume measure in dollars.
(6) April 2017; FICO.

8

Market Trends Favoring CURO Underserved Market with Positive Financial Condition People are Working No early indicators of employment slippage Unemployment rate at historically low level Initial jobless claims also remain historically low 12.0% 800,000 11.0% 700,000 10.0% 9.0% 600,000 8.0% 500,000 7.0% 6.0% 400,000 5.0% 300,000 4.0% 3.0% 200,000 2.0% 100,000 Source: Bureau of Labor Statistics. Source: Bureau of Labor Statistics. Consumer confidence close to All-Time Highs Credit demand remains strong 9 Source: Advisor Perspectives. Source: YCharts.

Tax Season Update ($Millions) Payments to Gross Loans Receivable (1) Loan Balances as a % of Jan 31 Balances (3) 5.0% 101% 99% 4.0% 97% 95% 3.0% 93% 2.0% 91% 89% 1.0% 87% 85% 0.0% 2/2 2/4 2/6 2/8 3/2 3/4 3/6 2/1 2/8 2/15 2/22 3/1 3/8 3/8 1/31 2/10 2/12 2/14 2/16 2/18 2/20 2/22 2/24 2/26 2/28 2019 2018 2019 2018 US Treasury Refunds by Week (2) 80,000 70,000 60,000 50,000 40,000 30,000 20,000 10,000 0 Week 5 Week 6 Week 7 Week 8 Week 9 2019 2018 2017 (1) Through 3/8/19 10 (2) Per U.S. Treasury website, published tax refunds by day through 3/6/19 (3) Daily ending gross AR as a percentage of 1/31 Gross AR, excludes Open-End Loans; through 3/8/19

Multiple Opportunities For Continued Significant Growth

CURO has developed a growth-oriented financial technology platform positioned to capitalize on numerous growth opportunities

Capital Structure Optimization
- August 2018 refinancing extended maturities and reduced interest expense
- SPV Facility to finance growth of Open-end loans in Canada
- Expansion of Senior Revolver to $50 million

Operational Enhancement
- Optimize customer acquisition cost
- Improvement credit performance
- Further expand existing loan offerings in U.S. & Canada

Geographic Expansion
- Expansion of LendDirect in Canada; pilot stores opened Q4 2017
- Continue to explore opportunities in new high-growth markets

New Product Offerings
- New online installment loan brand, Avio Credit
- Bank partner line of credit offerings in U.S. with MetaBank

Efficient Customer Acquisition
- Continue to drive more customer growth in existing products / geographies
- Data driven, cost-efficient acquisitions strategy
- Increase prescreen direct-mail program and add to affiliate network

11

Canada Open-End Transition 12

Canada Open-end Overview Open-End Product Financial Features Q3 2018 Ontario Roll-out Statutory cap at Yield 48% Transitioned 38,611 customers to line of approximately credit loans in Ontario including 4,175 new customers Insurance Optional product with 60 – 70% product expected take rate of Open-end product is stickier over time than Single Pay Including insurance revenue, Over six months, customer retention of ~80% Total Return expected return on assets of 60 – 65% versus single pay retention of ~60% Once mature, portfolio Net charge off charge-off rates expect to 25 – 30% Pilot markets have returned to low-to-mid rate drop from 35 – 40% to 20% AEBITDA margins; would expect same Compared to CAN to higher in Ontario market Allowance Unsecured Installment 9 – 10% coverage 7 – 8% coverage, target $10m Open-end Origination Vintage - Cumulative Net Revenue $1,500,000 Customer preference for open-end product $1,000,000 versus installment due to redraw and upsize $500,000 $- potential without re-loan process $(500,000) $(1,000,000) Primary Canada competition is traditional $(1,500,000) installment so product differentiator $(2,000,000) $(2,500,000) Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 13

Transition To Multi-Pay Loans In Canada Beginning In 2016 ($Millions) Gross Combined Loans Receivable 450% Single Pay Gross AR Multi Pay Gross AR Single Pay Yield Multi Pay Yield $210 400% $194 350% 300% 250% $122 $173 $105 $91 $99 $103 $157 200% $75 150% $67 $49 $52 $54 $49 $52 $43 $75 $2 $2 $23 $32 100% $47 $50 $48 $50 $53 $49 $47 50% $44 $43 $36 $37 0% Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Windsor, Ontario Pilot began in February 2018 – Why We Accelerated First-Pay-Defaults of 5.3% - overall credit improving and 4,469 single-pay loans ($2.8 million in balances) in line with expectations 2,952 of the loans were converted to Open-End Total open loan counts have increased 57% – $6.2 million in resulting balances Unique customers have increased 28% – $2,080 average drawn; $2,466 average credit line 14

Canada Segment Results

Canada	2018 Full	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Full	2017 Q4	2017 Q3	2017 Q2	2017 Q1
Revenue	$191.9	$ 52.4	$ 46.2	$ 47.0	$ 46.3	$186.4	$ 50.6	$ 50.7	$ 43.6	$ 41.6
Provision for losses	73.0	21.6	24.4	14.4	12.6	45.1	8.8	15.7	10.3	10.2
Net revenue	118.9	30.8	21.8	32.7	33.7	141.3	41.8	34.9	33.3	31.3
Advertising costs	10.5	1.4	3.7	2.7	2.7	10.4	3.5	2.9	2.3	1.8
Non-advertising costs of providing services	67.8	17.1	17.6	16.7	16.5	63.0	16.3	16.4	15.1	15.3
Total cost of providing services	78.3	18.4	21.3	19.4	19.2	73.4	19.7	19.3	17.3	17.0
Gross margin	40.6	12.4	0.5	13.3	14.5	68.0	22.0	15.6	16.0	14.3
Corporate, district and other	19.6	4.8	5.1	4.8	4.9	17.0	4.5	4.7	4.4	3.4
Interest expense	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Segment operating income	17.0	4.8	(5.9)	8.5	9.5	50.8	17.4	10.9	11.5	10.9
Interest expense	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Depreciation and amortization	4.5	1.2	1.1	1.1	1.1	4.5	1.2	1.2	1.1	1.1
EBITDA	25.5	8.7	(3.6)	9.6	10.7	55.5	18.7	12.2	12.7	12.0
Legal matters (1)	0.1	-	0.1	-	-	-	-	-	-	-
Share-based compensation (2)	-	-	-	-	-	0.2	0.2	-	-	-
Other adjustments (3)	0.3	0.1	0.1	0.2	0.0	(1.1)	(0.4)	(0.2)	(0.2)	(0.3)
Adjusted EBITDA	$ 25.9	$ 8.8	$ (3.4)	$ 9.8	$ 10.7	$ 54.6	$ 18.4	$ 12.0	$ 12.5	$ 11.7

(1) Legal matters for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(2) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(3) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

15

Financial Summary 16

Financial Results At A Glance ($Millions) Gross Combined Loans Receivable Q4 2018 was highlighted by 32.4% YOY loan growth . Grew $165.6 million (+32%) vs. Q4 2017 and 12.6% revenue growth . Increased sequentially from Q3 2018 by 4.7% ($30.7 million) due to Canada Open- Year ended 3 months ended end volume ($19.4 million) and U.S. demand December 31, December 31, ($18.9 million) Q2 2018 YTD performance commentary ($ in millions) 2018 2017 Growth % 2018 2017 Growth % Revenue Revenue $1,094.3 $963.6 13.6% $300.6 $267.0 12.6% . Led by Unsecured and Secured Installment year-over-year revenue growth of 17.0% and 9.6%, respectively Gross margin $340.9 $349.2 (2.4%) $87.3 $92.2 (5.3%) . Open-End revenue grew 93.2% year-over- year on organic growth in the U.S. and (1) introduction of Open-End products in Virginia Adjusted EBITDA $217.8 $232.2 (6.2%) $55.6 $59.0 (5.8%) and Canada Gross Margin Adj. net income(1) $89.5 $79.1 13.3% $24.9 $19.7 26.6% . Declined 2.4% year-over-year because of product mix shift in Canada. We transitioned nearly all of our qualifying customers in Canada from Single-Pay to Open-end loans 2019 Full Year Guidance Provided in Form 8-K filed on March 1, 2019 (3) during 2018. The resulting portfolio yield reduction, upfront provisioning on related . Revenue in the range of $1.154 to 1.173 billion loan growth and advertising costs resulted in a decline in Canadian gross margin. Canada . Adjusted Net Income in the range of $114 million to $127 million results rebounded strongly in Q4 providing . Adjusted EBITDA in the range of $240 million to $260 million excellent momentum heading into 2019 . Estimated tax rate of 25% to 27% for the full year . Corporate Expenses(2) Adjusted Diluted Earnings per Share of $2.35 to $2.65 . Grew 11.9% vs. full-year 2017 excluding items added back to determine Adjusted Net Income on investment in analytics and IT talent and public-company costs (1) Refer to slides 26 and 27 for reconciliation of Adjusted Net Income and Adjusted EBITDA to their closest GAAP measures, Net Income. (2) Corporate, district and other expense as defined in the Company’s Annual Report on Form 10-K filed on March 13, 2018; refer to slide 30 for 17 reconciliation of Corporate, district and other expenses excluding items added back to determine Adjusted Net Income to its closest GAAP measure. (3) Refer to slide 31 for reconciliation of Non-GAAP Guidance metrics to their closest GAAP measures.

Cash Flow Outlook ($Millions) At Midpoint of 2019 Guidance Adjusted EBITDA (1) $ 250.0 Cash interest (70.0) Cash taxes (40.0) Capital expenditures (15.0) Implied Free Cash Flow $ 125.0 Implied Loan Growth: U.S (25.0) Canada (net of SPV funding) (25.0) Implied Excess Cash Flow $ 75.0 18 (1) Refer to slide 31 for reconciliation of 2019 Outlook Net Income to Adjusted Net Income and Net Income to Adjusted EBITDA.

U.S. Income Statement

U.S	2018 Full Year		Q4		Q3		Q2		Q1	
Revenue	$853.1	100%	$235.1	100%	$223.3	100%	$190.1	100%	$204.6	100%
Provision for losses	348.6	41%	109.0	46%	103.3	46%	72.0	38%	64.3	31%
Net revenue	504.5	59%	126.1	54%	120.0	54%	118.1	62%	140.3	69%
Advertising costs	48.8	6%	13.6	6%	17.6	8%	12.4	7%	5.2	3%
Non-advertising COPS	170.9	20%	43.2	18%	42.3	19%	41.7	22%	43.8	21%
Total cost of providing services	219.7	26%	56.8	24%	59.9	27%	54.1	28%	48.9	24%
Gross margin	284.8	33%	69.3	29%	60.1	27%	64.0	34%	91.3	45%
Corporate, district and other	112.8	13%	31.6	13%	22.4	10%	28.2	15%	30.5	15%
Interest expense	80.4	9%	15.5	7%	22.2	10%	20.5	11%	22.3	11%
Loss on extinguishment of debt	90.6		9.7		69.2		-		11.7	
Segment operating income	1.1		12.5		(53.6)		15.4		26.8	
Interest expense	80.4		15.5		22.2		20.5		22.3	
Depreciation and amortization	13.8	2%	3.5	1%	3.5	2%	3.4	2%	3.4	2%
EBITDA	95.3		31.5		(27.9)		39.2		52.5	
Loss on extinguishment of debt (1)	90.6		9.7		69.2		-		11.7	
Legal matters (2)	(0.4)		0.9		(1.3)		-		-	
Transaction-related costs (3)	-		-		-		-		-	
Share-based compensation (4)	8.2	1%	2.1	1%	2.1	1%	2.2	1%	1.8	1%
Other adjustments (5)	0.2		0.4		(0.1)		(0.1)		(0.1)	
Adjusted EBITDA	$193.9	23%	$ 44.6	19%	$ 42.0	19%	$ 41.3	22%	$ 66.0	32%

U.S	2017 Full Year		Q4		Q3		Q2		Q1	
Revenue	$737.7	100%	$205.8	100%	$193.8	100%	$163.8	100%	$174.3	100%
Provision for losses	267.5	36%	86.8	42%	79.5	41%	52.0	32%	49.2	28%
Net revenue	470.2	64%	119.0	58%	114.3	59%	111.8	68%	125.1	72%
Advertising costs	36.1	5%	11.6	6%	12.0	6%	7.9	5%	4.7	3%
Non-advertising COPS	166.9	23%	41.6	20%	41.2	21%	40.8	25%	43.3	25%
Total cost of providing services	203.0	28%	53.1	26%	53.2	27%	48.7	30%	48.0	28%
Gross margin	267.2	36%	65.9	32%	61.1	32%	63.1	39%	77.1	44%
Corporate, district and other	120.8	16%	42.5	21%	25.3	13%	28.0	17%	25.0	14%
Interest expense	82.5	11%	21.9	11%	18.8	10%	18.4	11%	23.3	13%
Loss on extinguishment of debt	12.5		-		-		-		12.5	
Segment operating income	51.5		1.4		17.1		16.7		16.3	
Interest expense	82.5		21.9		18.8		18.4		23.3	
Depreciation and amortization	13.6	2%	3.4	2%	3.4	2%	3.4	2%	3.4	2%
EBITDA	147.6		26.8		39.3		38.5		43.0	
Loss on extinguishment of debt (1)	12.5		-		-		-		12.5	
Legal matters (2)	4.3		2.0		0.4		2.0		-	
Transaction-related costs (3)	5.6		3.1		0.1		0.1		2.3	
Share-based compensation (4)	10.3	1%	8.5	4%	0.5	0%	1.2	1%	0.1	0%
Other adjustments (5)	(0.1)		(0.1)		(0.0)		(0.0)		0.0	
Adjusted EBITDA	$180.1	24%	$ 40.3	20%	$ 40.2	21%	$ 41.8	26%	$ 57.8	33%

(1) For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt was comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022, (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (c) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility. The $69.2 million of loss on extinguishment incurred in the third quarter was comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.3 million is included in related costs for the year ended December 31, 2018 for duplicative interest paid through October 11, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility. For the year ended December 31, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) Legal matters for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(3) Transaction-related costs include professional fees paid in connection with potential transactions, expenses related to the Company's Initial Public Offering on December 7, 2017, expenses related to the issuance of $135.0 million of the Company's additional Senior Secured Notes due 2022 in the fourth quarter of 2017 and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(4) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(5) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

19

Historical Financial Summary Gross Combined Loans Receivable quarterly comparison(1) ($Millions) Unsecured Installment Open-end Secured Installment Single-pay CSO $677 $647 $80 $79 $514 $82 $512 $81 $465 $447 $69 $79 $93 $412 $91 $71 $57 $90 $354 $363 $62 $99 $303 $95 $87 $58 $266 $286 $68 $207 $91 $85 $184 $89 $59 $53 $80 $85 $80 $45 $90 $76 $48 $91 $95 $32 $52 $96 $67 $91 $63 $27 $26 $56 $31 $51 $52 $212 $214 $182 $196 $179 $28 $156 $171 $26 $27 $131 $102 $53 $58 $66 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 (1) Gross combined loans receivable is sum of Company-owned gross loans receivable and gross loans receivable guaranteed by the Company. 20

Net Charge-off Rates NCO Rates by Country – All Products 25.0% 20.0% U.S NCO rate slightly higher due to credit line increases and 15.0% expansion to new states 10.0% Canada NCO rate lower on product mix shift to Open-end 5.0% 0.0% U.S. Canada U.K. Consolidated Q4 2017 Q4 2018 Consolidated Quarterly NCO Rate by Product 50.0% 40.0% Unsecured installment, secured installment and CSO NCO rates 30.0% all impacted by credit line increases – accretive to net 20.0% revenue but drives up NCO rates early in the vintages 10.0% 0.0% Unsecured Secured Open-end CSO Single-Pay Total Installment Installment Q4 2018 Q4 2017 21

CURO FINANCIAL TECHNOLOGIES CORP

Consolidated Summary Balance Sheet

($Millions)

($ in millions)	December 31, 2015	2016	2017	2018
Cash	$ 100.6	$ 193.5	$ 162.4	$ 71.0
Restricted cash	11.8	7.8	12.1	28.8
Gross loans receivable	252.2	286.2	432.8	596.8
Less: allowance for loan losses	(32.9)	(39.2)	(69.6)	(79.4)
Loans receivable, net	219.3	247.0	363.2	517.4
PP&E net	99.7	95.9	87.1	76.8
Goodwill and intangibles	177.7	172.5	178.4	119.3
Other assets	57.0	64.1	56.5	106.3
Total assets	$ 666.0	$ 780.8	$ 859.7	$ 919.6
Senior notes and revolver	$ 561.7	$ 538.4	$ 585.8	$ 697.0
ABL facilities	-	86.5	120.4	107.4
Other liabilities	123.7	115.0	146.4	134.3
Total liabilities	$ 685.4	$ 739.9	$ 852.6	$ 938.7
Total stockholders' equity / (deficit)	$ (19.4)	$ 40.9	$ 7.1	$ (19.1)
LTM adjusted ROAA (1)	3.7%	9.2%	9.6%	10.1%
Debt / LTM adjusted EBITDA (1)	4.3x	3.3x	3.0x	3.7x
Net Debt / LTM adjusted EBITDA (2)	4.3x	2.8x	2.5x	3.2x

- August 2018 issuance of $690.0 million of 8.25% Senior Secured Notes due 2025 to (a) redeem remaining $527.5 million of our 12.00% Senior Secured Notes due 2022 and (b) fully extinguish the $122.4 million Non-Recourse U.S. SPV Facility.
- Closed Canadian SPV facility in August 2018 (CAD$175 million capacity) to finance Canadian loan growth
- Expanded Senior Revolver to $50 million in the fourth quarter of 2018

Note: Debt balances are reflected net of deferred interest costs. Subtotals may not sum due to rounding.
(1) Refer to slides 26 and 27 for reconciliation of Adjusted EBITDA and Adjusted Net Income to their closest GAAP measures, Net Income.
(2) Net Debt excludes U.S. and Canada SPV debt.

22

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages 23

Appendix 24

Curo Loan Balances and Quarterly Yields ($Millions) US Gross Loans Receivable and Quarterly Yield 500,000 70.0% 450,000 60.0% 400,000 50.0% 350,000 300,000 40.0% 250,000 30.0% 200,000 150,000 20.0% 100,000 10.0% 50,000 - 0.0% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Unsecured Installment Secured Installment CSO Open-end Single-Pay Yield 25

Historical Consolidated Adjusted EBITDA Reconciliation

($Millions)

	Year Ending December 31, 2017	Year Ending December 31, 2018	3 Months endings December 31, 12/31/17	3 Months endings December 31, 12/31/18
Net Income	$ 49.2	$ (22.1)	$ 6.4	$ (14.3)
Provision for Income Taxes	42.6	1.5	12.6	1.5
Interest Expense	82.7	84.4	22.0	18.1
Depreciation and Amortization	18.8	18.8	4.7	4.8
EBITDA	$ 193.3	$ 82.6	$ 45.7	$ 10.2
Loss on extinguishment of debt (1)	12.5	90.6	-	9.7
U.K. redress and related costs (2)	-	36.2	-	32.3
Share-based compensation (3)	10.4	8.2	8.7	2.1
Legal settlement costs (4)	4.3	(0.3)	2.0	0.9
Transaction-related costs (5)	5.6	-	3.1	-
Restructuring costs (6)	7.4	-	-	-
Other Adjustments (7)	(1.2)	0.4	(0.5)	0.5
Adjusted EBITDA	$ 232.2	$ 217.8	$ 59.0	$ 55.6
Adjusted EBITDA Margin	24.1%	19.9%	22.1%	18.5%

(1) For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt was comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022, (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (c) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility. The $69.2 million of loss on extinguishment incurred in the third quarter was comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.3 million is included in related costs for the year ended December 31, 2018 for duplicative interest paid through October 11, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility. For the year ended December 31, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) U.K. redress and SOA related costs of $36.2 million for the year ended December 31, 2018 includes (a) $8.6 million of customer redress claims and related costs, (b) $5.1 million asset impairment cost and (c) $22.5 million of goodwill impairment cost. Refer to "Segment Analysis" of the Company's Annual Report on Form 10-K for further explanation of redress related costs.

(3) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(4) Legal settlements for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(5) Transaction-related costs include professional fees paid in connection with potential transactions, expenses related to the Company's Initial Public Offering on December 7, 2017, expenses related to the issuance of $135.0 million of the Company's additional Senior Secured Notes due 2022 in the fourth quarter of 2017 and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(6) Restructuring costs of $7.4 million for the year ended December 31, 2017 were due to the closure of the remaining 13 U.K. stores.

(7) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

26

CURO FINANCIAL TECHNOLOGIES CORP

Historical Consolidated Adjusted Net Income Reconciliation

($Millions)

	Year Ending December 31, 2017	Year Ending December 31, 2018	3 Months endings December 31, 12/31/17	3 Months endings December 31, 12/31/18
Net Income	$ 49.2	$ (22.1)	$ 6.4	$ (14.3)
Loss on extinguishment of debt [1]	12.5	93.8	-	10.0
U.K. redress and related [2]	-	36.2	-	32.3
Share-based compensation [3]	10.4	8.2	8.7	2.1
Legal settlement costs [4]	4.3	(0.3)	2.0	0.9
Transaction-related costs [5]	5.6	-	3.1	-
Restructuring costs [6]	7.4	-	-	-
Intangible asset amortization	2.5	2.8	0.7	0.7
Impact of tax law changes [7]	4.6	(1.6)	4.6	(2.8)
Cumulative tax effect of adjustments	(17.4)	(27.6)	(5.8)	(4.0)
Adjusted net income	$ 79.1	$ 89.5	$ 19.7	$ 24.9
Net income	$ 49.2	$ (22.1)	$ 6.4	$ (14.3)
Adjusted Diluted Weighted Average Shares Outstanding [8]	39.3	48.0	40.5	47.8
Diluted Earnings per Share [8]	$ 1.25	$ (0.49)	$ 0.16	$ (0.32)
Per share impact of adjustments to net income [8]	$ 0.76	$ 2.35	$ 0.33	$ 0.84
Adjusted Diluted Earnings per Share [8]	$ 2.01	$ 1.86	$ 0.49	$ 0.52

(1) For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt was comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022, (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (c) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility. The $69.2 million of loss on extinguishment incurred in the third quarter was comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.3 million is included in related costs for the year ended December 31, 2018 for duplicative interest paid through October 11, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility. For the year ended December 31, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) U.K. redress and SOA related costs of $61.4 million for the year ended December 31, 2018 includes (a) $8.6 million of customer redress claims and related costs, (b) $5.1 million asset impairment cost and (c) $22.5 million of goodwill impairment cost. Refer to "Segment Analysis" of the Company's Annual Report on Form 10-K for further explanation of redress related costs.

(3) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(4) Legal settlements for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(5) Transaction-related costs include professional fees paid in connection with potential transactions, expenses related to the Company's Initial Public Offering on December 7, 2017, expenses related to the issuance of $135.0 million of the Company's additional Senior Secured Notes due 2022 in the fourth quarter of 2017 and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(6) Restructuring costs of $7.4 million for the year ended December 31, 2017 were due to the closure of the remaining 13 U.K. stores.

(7) As a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax; based upon additional interpretations and finalization of our 2017 income tax returns, the total repatriation tax was further adjusted in the fourth quarter of 2018, producing a tax benefit of $2.8 million in the fourth quarter. This resulted in a net tax benefit of $1.6 million for the full year.

(8) We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at year-end. If the Company records a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings Per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings Per Share from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

27

Historical Gross Combined Loan Receivables And Adjusted ROAA Reconciliations ($Millions) Year ending (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Company-owned gross loans receivable $286.2 $432.8 $596.8 Gross loans receivable guaranteed by the Company 68.0 78.8 80.4 Gross combined loans receivable $354.2 $511.6 $677.2 (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Total assets $780.8 $859.7 $919.6 Average assets 723.4 820.3 889.7 LTM Adjusted Net Income 66.4 79.1 89.5 LTM Adjusted ROAA 9.2% 9.6% 10.1% Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure 28 including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender.

Adjusted Pre-tax income And Adjusted tax Expense Reconciliations ($Thousands) For the 12 Months Ended For the 12 Months Ended December 31, 2017 December 31, 2018 Pre-tax income $ 91,729 $ (20,564) Loss (gain) on extinguishment of debt (1) 12,458 93,830 U.K. redress and related costs (2) - 36,228 Share-based cash and non-cash compensation (3) 10,446 8,210 Legal settlement cost (4) 4,311 (289) Transaction related costs (5) 5,573 - Restructuring and other costs (6) 7,393 - Intangible asset amortization 2,502 2,805 Adjusted pre-tax income $ 134,412 $ 120,220 Tax expense $ 42,576 $ 1,489 Impact of tax law changes (7) 4,635 (1,610) Cumulative tax effect of adjustments (17,397) (27,598) Adjusted tax expense $ 55,338 $ 30,697 Adjusted tax expense / Adjusted pre-tax income 41.2% 25.5% 29 Refer to slide 27 for explanation of footnotes referenced above.

Adjusted Corporate District and Other Expense Reconciliation ($Thousands) For the 12 Months Ended December 31, 2017 December 31, 2018 Corporate, district and other $ 154,973 $ 186,536 U.K. redress and related costs (2) - 36,228 Share-based cash and non-cash compensation (3) 10,446 8,210 Legal settlements (4) 4,311 (289) Transaction-related costs (5) 5,573 - Restructuring costs (6) 7,393 - Intangible asset amortization 2,502 2,805 Adjusted corporate, district and other $ 124,748 $ 139,582 30 Refer to slide 27 for explanation of footnotes referenced above.

Guidance Metrics Reconciliations Fiscal 2019 Outlook Year Ending December 31, 2019 Low High Net income $ 103,500 $ 119,500 Adjustments: Non-cash rent expense and foreign currency exchange rate impact (1) (2) Share-based cash and non-cash compensation 9,000 9,000 U.K. redress and related costs (3) - - Intangible asset amortization 2,500 2,500 Cumulative tax effect of adjustments (3,000) (3,000) Adjusted Net Income $ 112,000 $ 128,000 Diluted Weighted Average Shares Outstanding 47,700 48,300 Diluted Earnings per Share $ 2.17 $ 2.47 Per Share impact of adjustments to Net Income $ 0.18 $ 0.18 Adjusted Diluted Earnings per Share $ 2.35 $ 2.65 Net income $ 103,500 $ 119,500 Provision for income taxes 36,200 40,200 Interest expense 73,000 73,000 Depreciation and amortization 18,300 18,300 EBITDA $ 231,000 $ 251,000 Non-cash rent expense and foreign currency exchange rate impact (1) (2) - - Share-based cash and non-cash compensation 9,000 9,000 Adjusted EBITDA $ 240,000 $ 260,000 (1) The Company has historically excluded the impact of non-cash interest from adjusted earnings metrics. With the adoption of ASU 842, effective January 1, 2019, the Company anticipates the difference between GAAP rent expense and cash rent paid will grow. However, the Company will continue to adjust for this difference. The Company is in the process of evaluating the impact of ASU 842 on rent expense. 31 (2) The Company has historically excluded the impact of foreign currency translation and hedges from adjusted earnings metrics; the Company does not include the impact of any hedge settlement or realized currency gains or losses in its outlook.